UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
_______________________
Date of Report:  June 28, 2011  (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

 Annual Meeting of Stockholders

(a)        Our Annual Meeting of Stockholders was convened on June 6, 2011 and adjourned to June 28, 2011 due to a lack of a quorum.  The meeting was reconvened on June 28, 2011, with a quorum in attendance.

(b)        At the Annual Meeting, stockholders elected our nominees for Class II Directors.  The certified results of the matters voted upon at the meeting, which are more fully described in our Proxy Statement, are as follows:

Proposal 1: Proposal to Elect Two Class II Directors For Terms Expiring in Year 2014:

	Number of Shares
Nominee Name	For	Withheld	Broker Non-Votes

John M. Holliman, III	15,284,014	5,780,433	0

Augustus A. White, III, MD, Ph.D	15,010,390	6,054,057	0

Section 8 – Other Events

Item 8.01	Other Events

Stockholder Put Rights - Expiration

Pursuant to Section 5A of our Certificate of Incorporation, as amended, our stockholders of record on June 30, 2011 have the right to require us, under certain circumstances, to purchase for cash all or a portion of their shares of common stock at a formula-based price on or about July 31, 2011 (the “put rights”).  Our obligation to purchase shares upon exercise of the put rights is subject to various conditions.  One condition is that such purchases will not violate applicable law, including Section 160 of the Delaware General Corporation Law (DGCL) relating to share repurchases that may impair capital.  Because the pending qui tam litigation described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2011 seeks potentially significant damages that, if awarded, could exceed the financial resources of Capstone Therapeutics Corp., the pendency of this claim at the time of share repurchases pursuant to the put rights could cause the share repurchases to violate Section 160 of the DGCL and the Uniform Fraudulent Transfer Act.

In addition, in determining the price per share to be paid to stockholders upon exercise of the put rights, our Board of Directors must value all contingent liabilities, including the qui tam lawsuit.  Our Board of Directors has determined that, even if the probability of an unsuccessful outcome of this litigation is low, the magnitude of the potential damages that may be awarded in an unfavorable verdict is such that the value ascribed to this contingent liability would cause the per share purchase price upon exercise of the put rights to be zero.

In light of the foregoing, in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2011, our Board of Directors disclosed that, absent settlement, dismissal or other developments in the qui tam litigation or other changes in circumstance prior to June 30, 2011, we will be unable to purchase shares upon exercise of the put rights and therefore the put rights will expire.  There have been no relevant changes in the qui tam litigation or other circumstances and, accordingly, the put rights have expired and have no further force or effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2011	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman